Exhibit 5.1

1271 Avenue of the Americas New York, New York 10020-1401 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com
FIRM / AFFILIATE OFFICES
May 24, 2021	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

FIGS, Inc.

2834 Colorado Avenue, Suite 100

Santa Monica, California 90404

Re:	Registration Statement No. 333-255797;
Up to 25,875,000 shares of Class A Common Stock, $0.0001 par value per share

Ladies and Gentlemen:

We have acted as special counsel to FIGS, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of up to 25,875,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which includes up to 5,875,000 shares of Common Stock to be issued and sold by the Company (the “Company Shares”) and up to 20,000,000 shares of Common Stock to be sold by the selling stockholder (including up to 3,375,000 shares of Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares from the selling stockholder) (the “Stockholder Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2021 (Registration No. 333-255797) (as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

May 24, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) when the amended and restated certificate of incorporation of the Company in the form most recently filed as an exhibit to the Registration Statement (the “Amended and Restated Certificate of Incorporation”), has been duly filed with the Secretary of State of the State of Delaware and when the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company and the Company Shares will be validly issued, fully paid and nonassessable and (ii) the Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP